Exhibit 10.1

AMENDMENT AND EXCHANGE AGREEMENT

THIS AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of July 6, 2011, is by and between AtheroNova Inc., a Delaware corporation formerly known as Trist Holdings, Inc. (the “Company”), and _________________ (the “Investor”).

WHEREAS:

A.           The Company, the Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of May 13, 2010 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Company 2.5% Senior Secured Convertible Notes (the “Existing Notes”), which are convertible into shares of the Company’s common stock in accordance with the terms thereof.

B.           The Company and the Investor desire to enter into this Agreement pursuant to which, among other things, the Company shall amend and restate such Investor’s Existing Notes for notes in the form attached hereto as Exhibit A (the “Notes”) with the principal amounts set forth opposite the Investor’s name in column (3) on the Securities Schedule attached hereto.

C.           The amendment and restatement of the Existing Notes for the Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

D.           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	AMENDMENT AND RESTATEMENT OF EXISTING NOTES.

(a)           Amendment and Restatement of Existing Notes.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing of this Agreement (the “Closing”), (i) the Investor shall surrender to the Company its Existing Notes and (ii) the Company shall issue and deliver to the Investor Notes in the principal amounts set forth opposite the Investor’s name in column (3) of the Securities Schedule attached hereto.

(b)           Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Pacific Time on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor).  The Closing shall occur on the Closing Date at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, CA 91403.

2.	AMENDMENTS TO TRANSACTION DOCUMENTS.

(a)           Reaffirmation.  The Company hereby confirms and agrees that, except as otherwise expressly provided herein:

(i)           the Existing Securities Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement.  REFERENCES TO NOTES IN ALL TRANSACTION DOCUMENTS MEANS NOTES UNDER THIS AGREEMENT;

(ii)          to the extent that the Securities Purchase Agreement or any other Transaction Document purports to assign or pledge to the Agent for the Investors and the holders of the Securities, or to grant to the Agent a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes and any other existing Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Notes and no additional filing is required to be made in order to maintain the perfection of the security interest in, or lien, on such collateral; and

(iii)         the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Agent or the Investors under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

(b)           Amendment to Section 2.1(b)(i) of the Existing Securities Purchase Agreement.  Section 2.1(b)(i) of the Existing Securities Purchase Agreement is hereby amended in its entirety to read as follows:

“(i)           If, during the twenty-four (24) month period following the Initial Closing, AtheroNova Operations obtains (A) a favorable ruling, determination or other correspondence from the United States Patent and Trademark Office (or any foreign equivalent) with respect to any of its existing patent applications, and (B) a favorable “freedom to operate” legal opinion from a law firm reasonably acceptable to the Purchaser Representative, and (C) a favorable result from its next phase of animal testing (collectively, the “Favorable Determination Milestones”), in each case, all as determined in the sole discretion of the Purchaser Representative on behalf of the Purchasers, then, following the completion of all of the Favorable Determination Milestones, the Company will have the right, but not the obligation, to cause the Purchasers to purchase Additional Notes (excluding any Warrant coverage), in an aggregate principal amount equal to $1,500,000 (the “First Additional Funding Amount”) in accordance with the following procedures.  Within thirty (30) days following the completion of all of the proposed Favorable Determination Milestones, the Company will have the right to request in writing (the “Favorable Milestone Notice”) the First Additional Funding Amount.  If the Purchaser Representative, on behalf of the Purchasers, determines, in its sole discretion, that all of the Favorable Determination Milestones have been achieved, then each Purchaser will fund its pro rata portion of the First Additional Funding Amount (determined based upon the principal amount of Notes purchased by the Purchasers at all prior Closings), within sixty (60) days after the receipt of the Favorable Milestone Notice.  For clarity, if the Purchaser Representative determines, in its sole discretion, that all of the Favorable Determination Milestones have not been achieved, then the Purchaser Representative will provide written notice thereof to the Company and the Purchasers and the Purchasers will thereafter have no obligation to fund the First Additional Funding Amount.”

(c)           Amendment to Section 2.1(b)(ii) of the Existing Securities Purchase Agreement.  Section 2.1(b)(ii) of the Existing Securities Purchase Agreement is hereby amended in its entirety to read as follows:

“(ii)           If, during the twenty-four (24) month period following the Initial Closing, the Company fails to obtain all of the Favorable Determination Milestones (whether directly or as a result of the determinations of the Purchaser Representative that all of such Favorable Determination Milestones have not been achieved) as described in subsection (i) above, then the rights of the Company set forth in subsection (i) above shall expire, provided, however, that the Purchasers shall have the right, but not the obligation, during the two (2) month period following the twenty-four (24) month anniversary of the Initial Closing, to cause the Company to accept the Purchasers’ subscription for Additional Notes (excluding any Warrant coverage) in an aggregate principal amount less than or equal to the First Additional Funding Amount (the “Optional Funding”) (such amount to be determined by the Purchasers who elect to participate in the Optional Funding), provided, however that, the Conversion Price in the Additional Notes delivered in the Optional Funding shall be equal to 125% of the Conversion Price in the Notes delivered at the Initial Closing.  In the event any Purchaser desires to participate in the Optional Funding, such Purchaser shall provide the Purchaser Representative with written notice of its intent to participate and its proposed subscription amount within forty-five (45) days following the twenty-four (24) month anniversary of this Agreement.  If a Purchaser does not elect to purchase his, her or its full pro rata share of the Optional Funding, the Purchaser Representative shall deliver another written notice to each Purchaser that has elected to purchase his, her or its full pro rata share of the Optional Funding (a “Fully Exercising Purchaser”) stating the portion of the unsubscribed Optional Funding (the “Unpurchased Notes”).  Each Fully Exercising Purchaser shall be entitled, by delivering written notice to the Purchaser Representative within five (5) calendar days following the delivery of such notice, to subscribe for up to all of the Unpurchased Notes.  In the event of an oversubscription, the oversubscribed amount shall be allocated among such Fully Exercising Purchaser on a pro rata basis (determined based upon the principal amount of Notes purchased by the Purchasers at all prior Closings).  The delivery of the notice of election under this paragraph shall constitute an irrevocable commitment to purchase such Additional Notes.  The Purchasers and the Company shall use their commercially reasonable efforts to consummate the Closing of the Optional Funding within sixty (60) days following the delivery by the Purchaser Representative, on behalf of the Purchasers, of notice of the desire to provide the Optional Funding.”

(d)           Amendment to Transaction Documents.  Each of the Transaction Documents is hereby amended as follows:

(i)           All references to “Notes” shall be amended to mean the Notes as defined in this Agreement.

(ii)          The defined term “Transaction Documents” is hereby amended to include this Agreement.

(iii)         All references to “Z&Z” shall be amended to mean AtheroNova Operations, Inc.

3.	REPRESENTATIONS AND WARRANTIES

(a)           Investor Bring Down.  The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 3.2 of the Existing Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.

(b)           Company Bring Down.  The Company represents and warrants to the Investor as set forth in Section 3.1 of the Existing Securities Purchase Agreement, as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1(b) above, and references to “the date hereof” being deemed references to the date of this Agreement.

(c)           No Event of Default.  The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement and the Other Agreements (as defined below), no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.

(d)           Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of the Notes (including the corresponding Conversion Shares) may be tacked onto the holding period of the Existing Notes, and the Company agrees not to take a position contrary to this Section 3(d).

4.	CERTAIN COVENANTS AND AGREEMENTS; WAIVER

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)           The Investor shall have executed this Agreement and delivered the same to the Company.

(b)           The Investor shall have delivered to the Company the Investor’s Existing Notes for cancellation.

(c)           The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

6.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed this Agreement and delivered the same to the Investor.

(b)           The Company shall have executed and delivered to the Investor the Notes being issued to such Investor at the Closing.

(c)            Each of the Other Investors shall have (i) executed agreements identical to this Agreement (the “Other Agreements”) (other than proportional changes in the numbers reflecting the different dollar amounts of such Investor’s Notes), (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Existing Notes for the new Notes being issued to such Other Investors at the Closing.

(d)           The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to the resolutions approving the transactions contemplated hereby as adopted by the Board of Directors in a form reasonably acceptable to the Investor as in effect as of the Closing, in the form attached hereto as Exhibit B.

(e)           The representations and warranties of the Company hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date and after giving effect to the terms of this Agreement and the Other Agreements, no default or Event of Default shall have occurred and be continuing as of the Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as  Exhibit C.

(f)            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(g)           The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.	MISCELLANEOUS.

(a)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments.  Except for the Transaction Documents in effect prior to this Agreement (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.  The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents, including through any agreement that is not identical to this Agreement, except as set forth in the Transaction Documents.  In the event that the Company enters into any such agreement with more favorable terms than those set forth in this Agreement and the documents contemplated hereby, the Investor shall be granted the benefit of such more beneficial terms.

(i)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission or delivery, if such notice or communication is delivered via facsimile at the facsimile number, or delivered by a U.S. nationally recognized overnight courier service to the address, set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number, or delivered by such courier service to the address, set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages and/or Securities Schedule attached hereto.

(j)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(k)           Survival.  The representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.

(l)           Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)           Indemnification.  In consideration of the Investor’s execution and delivery of the Transaction Documents, acquiring the Securities thereunder and entering into this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Investor pursuant to Section 4(c), or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(n)           Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under any Transaction Document (including this Agreement) are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to the obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investor and Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: ATHERONOVA INC.

By:
Name: Thomas W. Gardner
Title: Chief Executive Officer

Address: 2301 Dupont Drive, Suite 525, Irvine, CA 92612

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title:

[Signature Page to Amendment and Exchange Agreement]

SECURITIES SCHEDULE

(1)	(2)	(3)
Investor	Address and Facsimile Number	Aggregate Principal Amount of Amended and Restated Note

W-Net Fund I, L.P.	12400 Ventura Boulevard, Suite 327 Studio City, CA 91604	$480,551.15
MKM Opportunity Master Fund, Ltd.	c/o MKM Capital Advisors 1515 Broadway, 11th Floor New York, NY 10036	$421,400.00
Europa International Inc.	1114 Avenue of the Americas, 45th Floor New York, NY 10036	$500,000.00